Exhibit 23.5
CONSENT OF LAROCHE PETROLEUM CONSULTANTS, LTD.
We consent to incorporation by reference in the Registration Statement on Form S-8 of Devon Energy Corporation, the reference to our appraisal reports relating to domestic reserves for Devon Energy Corporation as of December 31, 2004, 2003 and 2002, which appears in the December 31, 2004 Annual Report on Form 10-K of Devon Energy Corporation.

LAROCHE PETROLEUM CONSULTANTS, LTD.

By:	/s/ William M. Kazmann

William M. Kazmann
Partner
August 12, 2005